Exhibit 5.1

THOMAS P. GALLAGHER         GALLAGHER, BRIODY & BUTLER          NEW YORK OFFICE
KEVIN M. BRIODY+               COUNSELLORS AT LAW               300 PARK AVENUE
JOHN K. BUTLERo            PRINCETON FORRESTAL VILLAGE            17TH FLOOR
                           155 VILLAGE BOULEVARD              NEW YORK, NY 10022
BARBARA J. COMLY*+              2ND FLOOR                        212-938-0831
MARTIN J. CONROY        PRINCETON, NEW JERSEY 08540           FAX: 212-938-0917
DEBORAH L. CARROLL^             ---------
JONATHAN M. GRISCHUK*         (609) 452-6000             *  ALSO ADMITTED IN NY
HERBERT P. MOORE, JR        Fax: (609) 452-0090          +  ALSO ADMITTED IN PA
                                                         o  ALSO ADMITTED IN DC
                                                         ^  ADMITTED IN NY, DC
                                                            AND CT ONLY


                                                     October 3, 2006


Poseidis, Inc.
222 Lakeview Ave.
Suite 160
West Palm Beach, FL 33401

         Re:      Poseidis, Inc.
                  Registration Statement on Form SB-2
                  SEC File No. 333-133316


Gentlemen:


     We have acted as special counsel to Poseidis, Inc. (the "Company") in connection with the issuance or proposed issuance of 316,396,139 shares of the Company's common stock (the "Common Stock"). The sale of the Common stock is being registered on a Registration Statement on Form SB-2, SEC File No. 333-133316 (the "Registration Statement").

     You have requested our opinion as to the matters set forth below in connection with the issuance or proposed issuance of the Common Stock. For purposes of rendering that opinion, we are familiar with the Registration Statement, and we have examined the Company's Certificate of Incorporation, as amended, the Company's Bylaws, as amended, and corporate action of the Company that provides for the issuance of the Common Stock. We have also examined such other documents, certificates, instruments and corporate records, and such statutes, decisions and questions of law as we have deemed necessary or appropriate for the purpose of this opinion. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion.

     In rendering the opinion set forth herein, we have assumed the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or photocopied copies, and we have relied as to matters of fact upon statements and certifications of officers of the Company.

     Based upon and subject to the foregoing, as of the effective date of the Registration Statement, it is our opinion that the shares of Common Stock to be sold pursuant to the Registration Statement by the selling shareholders named therein, were and are duly authorized for issuance by the Company and, when issued and sold in the manner described in the Registration Statement, as amended, will be validly issued, fully paid and non-assessable.

     We are not members of the bar of the State of Florida and, therefore, as to all matters governed by the laws of Florida, in rendering the opinions set forth herein, we have assumed that the laws of the State of Florida are the same as those of the laws of the State of Delaware.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations thereunder.


                         Very truly yours,

                         /s/ Gallagher, Briody & Butler

                         GALLAGHER, BRIODY & BUTLER